Brooks Automation, Inc. 15 Elizabeth Drive Chelmsford, MA 01824	Tel (978) 262-2400 Fax (978) 262-2500 www.brooks.com
Contact:
Mark Chung
Director of Investor Relations
Brooks Automation, Inc.
Telephone: (978) 262-2459
mark.chung@brooks.com
Brooks Automation Receives Subpoena
CHELMSFORD, Mass., May 22, 2006 — Brooks Automation, Inc. (NASDAQ: BRKS) today announced that, on Friday, May 19, 2006, it received a grand jury document subpoena from the U.S. Attorney for the Eastern District of New York requesting records pertaining to the granting of stock options. Brooks intends to fully cooperate with the U.S. Attorney in responding to this subpoena.
About Brooks Automation, Inc.
Brooks is a leading worldwide provider of automation solutions and integrated subsystems to the global semiconductor and related industries. The company’s advanced offerings in hardware, software and services can help customers improve manufacturing efficiencies, accelerate time-to-market and reduce cost of ownership. Brooks’ products and global services are used in virtually every semiconductor fab in the world as well as in a number of diverse industries outside of semiconductor manufacturing. For more information, visit http://www.brooks.com.
Creating Manufacturing Efficiency. Accelerating Your Profit.